                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.)

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     14c-5(d)(2))

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                       NATIONWIDE VARIABLE INSURANCE TRUST
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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     to Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                       NATIONWIDE VARIABLE INSURANCE TRUST
                           1200 River Road, Suite 1000
                        Conshohocken, Pennsylvania 19428
                                 (800) 848-6331

                            NVIT Enhanced Income Fund

November [xx], 2007

Dear Shareholders:

     The  enclosed  Information  Statement  details a recent  subadviser  change relating  to the  series  listed  above  (the  "Fund")  of  Nationwide  Variable
Insurance Trust (the "Trust").

     Morley Capital Management,  Inc. ("Morley"),  the current subadviser to the
Fund, was previously an affiliate of Nationwide  Fund Advisors (the "NFA"),  the
Fund's  investment  adviser.  Effective  August  31,  2007,  Morley is no longer affiliated with NFA ("Unaffiliated  Morley"). As a result, the Board of Trustees
(the  "Board")  of the Trust  has  approved,  with  respect  to the Fund,  a new investment subadvisory agreement with Unaffiliated Morley to serve as subadviser and manage the Fund,  terminating and replacing the  subadvisory  agreement with previously affiliated Morley ("Affiliated  Morley").  The Trust has an exemptive order from the U.S.  Securities  and  Exchange  Commission  that allows  certain subadviser  changes to be made without  shareholder  approval  (the  "Manager of
Managers  Order").  The Manager of Managers  Order  instead  requires  that this
Information Statement be sent to you.

     Upon recommendation of NFA, the Board has appointed  Unaffiliated Morley as the  subadviser of the Funds for which  Affiliated  Morley had been  subadviser.
This recommendation was based on several factors, including:

o    Nationwide  Corporation  ("NWC"), the previous parent company of Morley and an  affiliate  of  NFA,  and  Principal  Financial  Services  ("Principal")
     completed a transaction  pursuant to which NWC sold to Principal all of its ownership  interests in Morley  resulting in Morley's  status changing from affiliated  to  unaffiliated  and  thereby  automatically  terminating  the previous subadvisory agreement between Affiliated Morley and the Fund;

o    the same  investment  strategies that have been employed for the Fund under
     Affiliated Morley continue to be employed by Unaffiliated Morley; and

o    the same  portfolio  managers  that  have  managed  the  assets of the Fund continue to manage the assets under Unaffiliated Morley.

o    the new subadvisory  agreement with Unaffiliated Morley is identical in all material  respects  to the  Trust's  previous  subadvisory  agreement  with
     Affiliated Morley.

     Please read the enclosed Information Statement for additional information.

     We look forward to continuing to serve you and the Fund in the future.

                                    Sincerely,

                                    Eric E. Miller
                                    Secretary, Nationwide Variable
                                    Insurance Trust

                       NATIONWIDE VARIABLE INSURANCE TRUST
                           1200 River Road, Suite 1000
                        Conshohocken, Pennsylvania 19428
                                 (800) 848-6331

                            NVIT Enhanced Income Fund

                              INFORMATION STATEMENT

     The Board of Trustees (the "Board") of Nationwide  Variable Insurance Trust
(the  "Trust") is  furnishing  this  Information  Statement  with respect to the series of the Trust listed above (the "Fund"). All owners ("Contract Owners") of variable  annuity  contracts  or variable  life  insurance  policies  ("variable contracts")  who,  as of  [insert  record  date]  had  selected  the  Fund as an underlying  investment  option within their variable  contract will receive this
Information  Statement.  This  Information  Statement  will be sent to  Contract
Owners on or about  November [xx],  2007. The Trust received an exemptive  order
(the  "Manager  of  Managers  Order")  from the  U.S.  Securities  and  Exchange
Commission  (the "SEC"),  which permits  Nationwide Fund Advisors  ("NFA"),  the
Fund's investment  adviser,  to hire new subadvisers which are unaffiliated with
NFA, to  terminate  subadvisory  relationships  and to make  changes to existing subadvisory  agreements  with the approval of the Board,  but without  obtaining shareholder  approval;  provided,  among other things, that the Fund send to its shareholders  (or, in this case, the Contract  Owners who have selected the Fund as an investment option) an information  statement describing any new subadviser within 90 days of hiring such subadviser.

          WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
         WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

     The Trust,  on behalf of the Fund, has entered into an Investment  Advisory
Agreement  with NFA.  Pursuant to the  Investment  Advisory  Agreement,  NFA may
select one or more  subadvisers  for the Fund and  supervises  the Fund's  daily business  affairs,  subject to the supervision  and direction of the Board.  NFA selects  subadviser(s)  it  believes  will  provide  the Fund with high  quality investment  management services consistent with the Fund's investment objective.
NFA is responsible for the overall monitoring of the Fund's subadviser(s).

     Morley Capital Management,  Inc. ("Morley"),  the current subadviser to the
Fund, was previously an affiliate of NFA. Effective August 31, 2007, as a result of a  corporate  transaction  described  further  below,  Morley  is  no  longer affiliated  with  NFA  ("Unaffiliated  Morley").  This  transaction  caused  the
previously   existing   subadvisory   agreement  with  Morley  to  automatically
terminate.  In order for Unaffiliated  Morley to continue to serve as subadviser to the Fund, the Board of Trustees (the "Board") of the Trust has approved, with respect to the Fund, a new investment  subadvisory  agreement with  Unaffiliated
Morley  to  serve  as  subadviser  and  manage  the  Fund.  The  new  investment
subadvisory   agreement  with   Unaffiliated   Morley  therefore   replaces  the
subadvisory  agreement that was in place with the previously  affiliated  Morley
("Affiliated Morley"). As indicated above, the Manager of Managers Order permits the Trust to make certain subadviser changes without  shareholder  approval (the
"Manager of Managers  Order").  The Manager of Managers  Order instead  requires that this Information Statement be sent to you.

     Unaffiliated  Morley  is  located  at 1300 SW  Fifth  Avenue,  Suite  3300,
Portland,  Oregon  97201.  Unaffiliated  Morley  began  serving  as  the  Fund's subadviser on September 1, 2007, following action taken by the Board on June 13,
2007 to approve  Unaffiliated Morley as the subadviser with respect to the Fund.
The decision by the Board to appoint Unaffiliated Morley as subadviser,  as well as other important information, is described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

     As part of NFA's duties to select and supervise  the Fund's  subadviser(s),
NFA is responsible for communicating performance expectations to, and evaluating the  performance  of a  subadviser  and  recommending  to the Board  whether new subadvisers  should be hired or whether a  subadviser's  contract with the Trust should be renewed,  modified or terminated.  NFA  periodically  provides written reports to the Board  describing  the results of its  evaluation  and monitoring functions.

     Nationwide Corporation ("NWC"), previously the parent company of Morley and an  affiliate  of NFA,  and  Principal  Financial  Services  ("Principal")  have completed  a  transaction  (the  "Transaction")  pursuant  to which  NWC sold to
Principal all of its ownership  interests in Affiliated Morley.  Upon completion of the  Transaction on August 31, 2007,  Affiliated  Morley became  Unaffiliated
Morley, and an "assignment" of Affiliated  Morley's  subadvisory  agreement with
the  Trust   occurred,   causing  the   subadvisory   agreement   to   terminate
automatically.  At a meeting of the Board on June 13, 2007, in  anticipation  of settlement of the  Transaction,  the Board approved a new subadvisory  agreement with  Unaffiliated  Morley,  which  took  effect on  September  1, 2007 upon the completion of the Transaction.

     In order to continue  having Morley  subadvise the Funds,  NFA  recommended that  Unaffiliated  Morley be appointed  as  subadviser  for the Fund  following completion of the Transaction.  Unaffiliated Morley was recommended for a number of reasons,  including the portfolio  managers' previous  investment  experience with the Fund,  the  investment  process and risk  management  process,  and the performance and the experienced team of portfolio managers that would manage the
Fund's assets.

     No material  changes have taken place or are anticipated in the composition of the portfolios of the Fund or in the investment  practices or techniques used by the subadviser as a result of the Transaction. The portfolio managers for the
Fund remain the same following the  Transaction.  The new subadvisory  agreement with  Unaffiliated  Morley is identical in all material  respects to the Trust's previous subadvisory agreement with Affiliated Morley.

     Based on the  foregoing  considerations,  NFA  decided  to  recommend  that
Unaffiliated Morley serve as subadviser to the Fund.

BOARD CONSIDERATIONS

     At a regular  meeting  of the Board on June 13,  2007,  the Board  reviewed
NFA's  recommendation  to enter into a subadvisory  agreement with  Unaffiliated
Morley,  pursuant to which Unaffiliated  Morley would serve as subadviser to the
Fund. The Board reviewed the memorandum prepared by NFA that described in detail the basis for such  recommendation  and also  reviewed the proposed  subadvisory agreement  among NFA, the Trust,  and  Unaffiliated  Morley.  The Board inquired about the nature and  quality of the  services  proposed  to be  provided to the
Fund,  including  Unaffiliated  Morley's  investment  strategy  and  philosophy, portfolio management  personnel  experience and overall  performance.  The Board noted that the investment  strategy and portfolio  management  personnel for the
Fund would remain the same.

     The Board also  considered the  investment  performance of the Fund and the portfolio  managers'  demonstrated  performance to date. The Board noted that as the Fund pays its entire  advisory fee to NFA and NFA, in turn,  pays the Fund's subadviser  a portion  of that fee,  the cost of  services  to the Fund will not change as a result of the retention of Unaffiliated Morley.

     The  Board  also  considered  that  the  new  subadvisory   agreement  with
Unaffiliated  Morley will be identical  in all material  respects to the Trust's previous subadvisory agreement with Affiliated Morley.

     Having  carefully  considered  NFA's  recommendation,  the  reasons for the recommendation and the information presented,  the Board, including the Trustees who are not  "interested  persons"  (as that term is defined  in the  Investment
Company Act of 1940 (the "1940 Act")) of NFA or Unaffiliated Morley, unanimously approved the  appointment of  Unaffiliated  Morley to serve as the subadviser to the Fund. The  appointment of  Unaffiliated  Morley as subadviser took effect on
September  1, 2007.  The Board  also  approved  the form of the new  subadvisory agreement among NFA, the Trust, and Unaffiliated  Morley. In doing so, the Board found that the compensation payable under the proposed subadvisory agreement was fair and  reasonable in light of the services to be provided and the expenses to be assumed by Unaffiliated Morley under such agreement with respect to the Fund.

THE SUBADVISORY AGREEMENT

     The subadvisory agreement with Unaffiliated Morley, dated September 1, 2007
(the  "Agreement"),  was approved by the Board on June 13, 2007.  In  accordance with the Manager of Managers  Order,  the Agreement will not be submitted to the
Fund's shareholders for their approval.  The following is a brief summary of the material terms of the Agreement.

     Term.  The  Agreement  has an initial  term that expires on May 1, 2008 and continues for successive one-year terms thereafter as long as its continuance is approved by the Board.  The Agreement can be terminated on not more than 60-days written  notice  by NFA,  the  Trust on  behalf  of a Fund,  a  majority  of the outstanding  voting securities of a Fund, or Unaffiliated  Morley. The Agreement terminates automatically if assigned by any party.

     Fees.  Under the Agreement,  the annual fee payable by NFA to  Unaffiliated
Morley (as a percentage of the Fund's  average daily net assets) is set forth in the table attached as Exhibit A.

     Duties.  Under the  Agreement,  NFA is  responsible  for assigning all or a portion of the Fund's  assets to  Unaffiliated  Morley  and for  overseeing  and reviewing the performance of Unaffiliated Morley. Under the current arrangement,
Unaffiliated  Morley will manage the Fund's assets under the supervision of NFA.
Unaffiliated Morley is required to manage the Fund in accordance with the Fund's stated investment objective and restrictions,  subject to the supervision of NFA and the Board.

     Brokerage.  Under  the  Agreement,  Unaffiliated  Morley is  authorized  to purchase and sell  securities  on behalf of the Fund through  brokers or dealers
Unaffiliated  Morley  selects and to  negotiate  commissions  to be paid on such transactions.  In doing so,  Unaffiliated  Morley is required to use  reasonable efforts  to obtain  the most  favorable  price and  execution  available  but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another  broker might have charged in return for  brokerage and research services.

     Indemnification.   Under  the  Agreement,   Unaffiliated   Morley  and  its
affiliates and controlling  persons cannot be held liable to NFA, the Trust, the
Fund or the Fund's  shareholders  in the  absence of  willful  misfeasance,  bad faith, gross negligence or reckless disregard of its duties under the Agreement, or  violation of  applicable  law. The  Agreement  provides  that nothing in the
Agreement,  however,  relieves  Unaffiliated  Morley from any of its obligations under federal and state securities laws and other applicable law.

     Unaffiliated Morley is required, under the Agreement, to indemnify NFA, the
Trust, the Fund and their respective  affiliates and controlling persons for any liability  or expenses  sustained by them as a result of  Unaffiliated  Morley's willful  misfeasance,  bad faith,  gross negligence,  reckless  disregard of its duties or  violation  of  applicable  law.  The  Agreement  contains  provisions pursuant  to which NFA is  required  to  indemnify  Unaffiliated  Morley for any liability  and  expenses  which may be  sustained  as a result of NFA's  willful misfeasance,  bad faith,  gross negligence,  reckless disregard of its duties or violation of  applicable  law. The Trust is required,  under the  Agreement,  to indemnify  Unaffiliated  Morley, its affiliates and its controlling persons, for any liability and expenses  sustained by them as a result of the Trust's willful malfeasance,  bad faith,  gross negligence,  reckless disregard of its duties or violation of applicable law.

     Regulatory  Pronouncements.  The Agreement also includes provisions arising
from  regulatory   changes.   These   provisions   include  a  requirement  that
Unaffiliated  Morley establish and maintain  written proxy voting  procedures in compliance with current,  applicable laws and  regulations,  including,  but not limited  to,  Rule  30b1-4  under the 1940 Act.  Also,  the  provisions  include language  required by Rule 17a-10 under the 1940 Act that  permits  Unaffiliated
Morley to execute securities  transactions under limited  circumstances  through broker-dealers  deemed  to be  affiliated  with the  Fund,  subject  to  certain prohibitions on consultations  between Unaffiliated Morley and other subadvisers to funds affiliated with the Fund.

     Further Information.  The foregoing  description of the Agreement is only a summary  and is  qualified  in its  entirety  by  reference  to the  text of the
Agreement.  A copy of the Agreement is on file with the SEC and is available (i)
in person at the SEC's Public Reference Room at 100 F Street, N.E.,  Washington,
D.C.  20549-2000 (upon payment of any applicable fees); (ii) by mail at the SEC,
Public Reference Section, 100 F Street, N.E., Washington,  D.C. 20549-2000 (upon
payment   of  any   applicable   fees)  or  (iii)  at  the   SEC's   website   -
http://www.sec.gov - through the EDGAR system.

OTHER INFORMATION ABOUT UNAFFILIATED MORLEY

     Unaffiliated  Morley  is  located  at 1300 SW  Fifth  Avenue,  Suite  3300,
Portland,  Oregon 97201.  The following  table sets forth the name and principal occupation of each principal executive officer and each director of Unaffiliated
Morley.  The address of each person listed below is 1300 SW Fifth Avenue,  Suite
3300, Portland, Oregon 97201.

----------------------------- ----------------------------------------
Name                          Title
----------------------------- ----------------------------------------
Jill Rembie Cuniff            Director, President, Chief Investment
                              Officer
----------------------------- ----------------------------------------
Karen Lynn McAfee             Director of Operations
----------------------------- ----------------------------------------
Daniel Joseph Houston         Director
----------------------------- ----------------------------------------
James Patrick McCaughan       Chief Executive Officer
----------------------------- ----------------------------------------
David Michael Blake           Director
----------------------------- ----------------------------------------
Alexander Williams Ghazanfari Chief Compliance Officer
----------------------------- ----------------------------------------
Jill Hittner                  Chief Financial Officer
----------------------------- ----------------------------------------

     Unaffiliated  Morley does not act as an  investment  adviser or  investment subadviser  for any  other  series  of the  Trust  having a  similar  investment objective as the Fund.

MORE ABOUT FEES AND EXPENSES

     The Fund pays NFA an  investment  advisory fee at an effective  annual rate
(as a  percentage  of the Fund's  average  daily net assets) as set forth in the table attached as Exhibit B.

     The Fund had not commenced  operations as of the fiscal year ended December
31, 2006, and so paid no investment  advisory fees to NFA during the most recent fiscal year.

ADDITIONAL INFORMATION

     As of September 1, 2007, the Fund had issued and  outstanding the shares in the amounts as set forth in the table attached as Exhibit C.

     As of September 1, 2007, to the Trust's knowledge, no person, except as set forth in the table at Exhibit E, had or shared voting or  investment  power over more than 5% of the outstanding shares of any class of a Fund.

     As of September 1, 2007,  the Executive  Officers and Trustees of the Trust
as a group  owned  less  than 1% of the  outstanding  shares of any class of the
Fund.

     Although  Contract  Owners are not being  asked to vote on the  approval of
Unaffiliated  Morley as  subadviser  to the Fund,  the Trust is  required by the rules of the SEC to summarize the voting rights of Contract  Owners.  Whenever a matter affecting the Fund requires  shareholder  approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting  instruction forms will be sent to the Fund's shareholders and to Contract Owners who have selected the Fund as an  underlying  mutual fund option.  Contract  Owners do not vote on such matters  directly  because  they are not  shareholders  of the Fund.  These separate  accounts  will then vote the  shares of the Fund  attributable  to the
Contract Owners. If voting instructions are not received,  the separate accounts will vote the  shares of the Fund for which  voting  instructions  have not been received in  proportion  (for,  against,  or abstain) to those for which  timely voting instructions have been received.  As a result, those Contract Owners that choose to vote,  as compared  with their actual  percentage  of ownership of the
Fund, may control the outcome of the vote. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote.  Contract  Owners will also be  permitted to revoke  previously  submitted voting  instructions  in  accordance  with  instructions  contained in the proxy statement sent to the Fund's shareholders and to Contract Owners.

     The foregoing  description  of Contract Owner voting rights with respect to the Fund is only a brief summary of these rights.  Whenever shareholder approval of a  matter  affecting  the  Fund is  required,  the  proxy  statement  sent to shareholders  and to Contract  Owners will fully  describe the voting  rights of
Contract  Owners  and  the  voting  procedures  that  will  be  followed  at the shareholder meeting.

     Currently,  Nationwide Fund Distributors LLC ("NFD"),  an affiliate of NFA,
acts  as  the  Trust's  principal  underwriter.   Under  the  terms  of  a  Fund
Administration  and Transfer  Agency  Agreement,  Nationwide Fund Management LLC
("NFM"), an indirect wholly-owned  subsidiary of Nationwide Financial,  provides various administrative and accounting services, including daily valuation of the
Fund's shares,  preparation of financial statements, tax returns, and regulatory reports,  and  presentation of quarterly  reports to the Board of Trustees.  NFM also serves as transfer agent and dividend  disbursing agent for the Fund. Prior to May 1, 2007,  Nationwide SA Capital Trust (then known as "Gartmore SA Capital
Trust") served as administrator to the Fund,  although NFM (which was then known as "Gartmore  Investors  Services,  Inc.") served as transfer agent. The address for NFA, NFD, and NFM is 1200 River Road, Suite 1000, Conshohocken, Pennsylvania
19428.

     NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct majority-owned  subsidiary of Nationwide  Corporation.  All of the  common  stock  of  Nationwide  Corporation  is  held by  Nationwide  Mutual
Insurance  Company (95.2%) and Nationwide  Mutual Fire Insurance Company (4.8%),
each of which is a mutual company owned by its policy  holders.  The address for
each  of  Nationwide  Corporation,   Nationwide  Mutual  Insurance  Company  and
Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio
43215.

     No Officer or Trustee of the Trust is an officer,  employee, or director of
Unaffiliated  Morley, nor do any such Officers or Trustees own securities issued by Unaffiliated Morley or have any other material direct or indirect interest in
Unaffiliated Morley.

     The Trust will furnish,  without charge,  a copy of the Trust's most recent
Annual Report to shareholders and Semiannual  Report to shareholders  succeeding the Annual  Report,  if any,  upon  request.  This request may be made either by writing  to the  Trust  at the  address  contained  on the  first  page  of this
Information Statement or by calling toll-free (800) 848-6331.  The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request.

                                        By Order of the Board of Trustees of
                                        Nationwide Variable Insurance Trust,

                                        Eric E. Miller, Secretary

November  [xx], 2007

                                    EXHIBIT A

                                SUBADVISORY FEES

     The annual fee payable by NFA to  Unaffiliated  Morley (as a percentage  of the Fund's average daily net assets) is set forth in the following table.

-------------------------- -------------------------------------------------------------------
Fund Name                  Subadvisory Fees
-------------------------- -------------------------------------------------------------------
NVIT Enhanced Income Fund  0.10% on Subadviser Assets up to $500 million;
                           0.0975% on Subadviser Assets of $500 million and more but less than $1 billion;
                           0.0925% on Subadviser Assets of $1 billion and more but less than
                           $3 billion
-------------------------- -------------------------------------------------------------------

                                    EXHIBIT B

                            INVESTMENT ADVISORY FEES

     The Fund pays NFA an  investment  advisory fee at an effective  annual rate
(as a  percentage  of the Fund's  average  daily net assets) as set forth in the following table.

--------------------------- --------------------------------------------------------------------
Fund Name                   Advisory Fees
--------------------------- --------------------------------------------------------------------
NVIT Enhanced Income Fund   0.35% on assets up to $500 million;
                            0.34% on assets of $500 million and more but less than $1 billion;
                            0.325% on assets of $1 billion and more but less than $3 billion;
                            0.30% on assets of $3 billion and more but less than $5 billion;
                            0.285% on assets of $5 billion and more but less than $10 billion;
                            0.275% for assets of $10 billion and more
--------------------------- --------------------------------------------------------------------

                                    EXHIBIT C

     As of September 1, 2007, the Fund had issued and  outstanding the shares in the amount set forth in the table attached below.

------------------------------- --------------------------------
            Fund                  Number of Shares Outstanding
------------------------------- --------------------------------
NVIT Enhanced Income Fund
          Class ID                         19,705,968.61
          Class II                               0
          Class VII                              0
          Total                            19,705,968.61
------------------------------- --------------------------------

                                    EXHIBIT D

     As of September 1, 2007, to the Trust's knowledge, no person, except as set forth in the table below,  had or shared  voting or  investment  power over more than 5% of the outstanding shares of any class (collectively, the "shares") of a
Fund:

Name and Address                           Amount and Nature of Voting
                                               and Investment Power

     [INSERT TABLE]